UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 1, 2016

Date of Report (Date of Earliest Event Reported)

Dakota Plains Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-36493	20-2543857
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

294 Grove Lane East Wayzata, Minnesota	55391
(Address of Principal Executive Offices)	(Zip Code)

(952) 473-9950

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard Transfer of Listing.

On April 1, 2016, Dakota Plains Holdings, Inc. (the “Company”) received a notice (the “Notice”) from the NYSE MKT LLC (the “NYSE MKT”) that it is not in compliance with the continued listing standards set forth in Section 1003(a)(iii) of the NYSE MKT Company Guide (the “Company Guide”) due to the fact that the Company (a) reported a stockholders’ deficit of approximately $27.0 million as of December 31, 2015, and (b) has incurred net losses in its five most recent fiscal years ended December 31, 2015. Section 1003(a)(iii) of the Company Guide requires that a listed company maintain a stockholders’ equity of $6.0 million or more if such listed company has reported losses from continuing operations and/or net losses in its five most recent fiscal years.

The NYSE MKT informed the Company that it remains subject to the procedures and requirements set forth in Section 1009 of the Company Guide. Accordingly, the Company intends to supplement or provide an update on its previously submitted plan no later than May 2, 2016, to address how it intends to regain compliance with the continued listing standards of the Company Guide by March 14, 2017.

As previously reported, the Company received a notice from NYSE Regulation, Inc. (the “NYSE”) on September 14, 2015, indicating that the Company is below certain of the NYSE MKT continued listing standards due to the fact that the Company reported a stockholders’ deficit of approximately $3.1 million in its quarterly report on Form 10-Q for the three months ended June 30, 2015, and has incurred net losses in its four most recent fiscal years ended December 31, 2014, as set forth in Sections 1003(a)(i) and 1003(a)(ii) of the NYSE MKT Company Guide.

On November 25, 2015, the Company received notice from the NYSE communicating that the NYSE had accepted the Company’s plan to regain compliance with the NYSE MKT continued listing standards. The Company expects to have until March 14, 2017, to regain compliance with Section 1003(a)(i), Section 1003(a)(ii), and Section 1003(a)(iii) of the Company Guide. The Company will be subject to periodic review by NYSE staff during the compliance plan period. If the Company does not make progress consistent with the plan or is not in compliance with the continued listing standards by March 14, 2017, then the NYSE will initiate delisting proceedings.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 6, 2016	DAKOTA PLAINS HOLDINGS, INC.

/s/ James L. Thornton
James L. Thornton Interim Chief Financial Officer, Executive Vice President, Strategy & General Counsel